Exhibit 8.1

List of Significant Consolidated Entities of Noah Holdings Limited*

Name	Date of Incorporation	Place of Incorporation	Percentage of Ownership
Noah Upright Fund Distribution Co., Ltd. (formerly known as Noah Upright (Shanghai) Fund Investment Consulting Co., Ltd.)	November 18, 2003	PRC	100%
Shanghai Noah Investment (Group) Co., Ltd. (formerly known as Shanghai Noah Rongyao Investment Consulting Co., Ltd.)	August 24, 2007	PRC	100%
Shanghai Noah Financial Services Corp.	April 18, 2008	PRC	100%
Noah Insurance (Hong Kong) Limited	January 3, 2011	Hong Kong	100%
Noah Holdings (Hong Kong) Limited	September 1, 2011	Hong Kong	100%
Gopher Capital GP Limited	May 11, 2012	Cayman Islands	100%
Kunshan Noah Rongyao Investment Management Co., Ltd.	December 2, 2015	PRC	100%
Shanghai Noah Chuangying Enterprise Management Co., Ltd.	December 14, 2015	PRC	100%
Wuhu Fangtiao Technology Co., Ltd.	November 28, 2019	PRC	100%
Shanghai Nuohong Real Estate Co., Ltd.	May 30, 2013	PRC	100%
Noah Rongyitong (Wuhu) Microloan Co., Ltd.	August 13, 2013	PRC	100%**
Joy Triple Star Holdings Limited	January 12, 2018	British Virgin Islands	100%
Joy Paradise Limited	March 29, 2018	British Virgin Islands	100%
Shanghai Glory Information Technology Co., Ltd.	March 2, 2011	PRC	100%
Joy Bright Management Limited	June 11, 2013	British Virgin Islands	100%
Gopher US Management II, L.L.C.	February 27, 2019	United States	100%
ARK Trust (Hongkong) Limited	September 15, 2014	Hong Kong	100%
Noah International (Hong Kong) Limited	January 7, 2015	Hong Kong	100%
Noah Insurance Services, LLC	February 10, 2017	United States	100%
Noah Holdings International Limited	October 11, 2016	Cayman Islands	100%
Shanghai Noah Investment Management Co., Ltd.	August 26, 2005	PRC	Controlled under the Contractual Arrangement
Zigong Noah Financial Service Co., Ltd.	October 22, 2012	PRC	Controlled under the Contractual Arrangement
Gopher Asset Management Co., Ltd.	February 9, 2012	PRC	Controlled under the Contractual Arrangement
Wuhu Gopher Asset Management Co., Ltd.	October 10, 2012	PRC	Controlled under the Contractual Arrangement
Shanghai Gopher Asset Management Co., Ltd.	December 14, 2012	PRC	Controlled under the Contractual Arrangement
Shanghai Gopher Massa Asset Management Co., Ltd.	June 29, 2015	PRC	Controlled under the Contractual Arrangement

*	Other consolidated entities of Noah Holdings Limited have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.
**	Noah Rongyitong (Wuhu) Microloan Co., Ltd. was indirectly held as to 75% by our Company, and 25% by Noah Investment through the Contractual Arrangements.